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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of General Cigar Holdings, Inc. of our report dated March 21, 1997 relating to the financial statements of Villazon & Company, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Tampa, Florida


May 8, 1997